Filed Pursuant to Rule 424(b)(4)

                                                      Registration No. 333-76144

                              PROSPECTUS SUPPLEMENT
                                       to
                     Prospectus dated February 19, 2002 and
                   supplemented by the Prospectus Supplements,
                      dated March 13, 2002, April 22, 2002,
           April 25, 2002, April 30, 2002, May 13, 2002, May 17, 2002,
            November 14, 2002, November 21, 2002, November 22, 2002,
                      December 5, 2002, December 20, 2002,
              January 13, 2003, January 14, 2003, January 27, 2003,
         February 5, 2003, April 1, 2003, April 8, 2003, April 9, 2003,
    May 1, 2003, May 29, 2003, June 18, 2003, June 20, 2003, June 24, 2003,
           July 3, 2003, July 11, 2003, July 29, 2003, July 30, 2003,
           September 11, 2003, September 22, 2003, September 30, 2003, October 13, 2003, April 19, 2004, April 30, 2004 and May 4, 2004

                                       of

                                  FINDWHAT.COM

     Rupinder S. Sidhu ("Mr. Sidhu") sold the following number of shares of our common stock on the following date at the per share price set forth below:

     o   30,615 shares at $23.56 per share on June 30, 2004.

This sale was effected by UBS Financial Services Inc., as agent, at a total commission charge of $1,530.75. Immediately following this sale, Mr. Sidhu beneficially owned 525,530 shares of our common stock.

         On July 6, 2004, the closing price per share of our common stock on the Nasdaq National Market was $20.95.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The date of this Prospectus Supplement is July 6, 2004.